                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              COFFEE PEOPLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                              COFFEE PEOPLE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997

To the shareholders of
  COFFEE PEOPLE, INC.

    The annual meeting of the shareholders of Coffee People, Inc., an Oregon corporation (the "Company"), will be held at 2 p.m. on April 24, 1997 at the World Forestry Center, 4033 SW Canyon Road, Portland, Oregon for the following purposes:

        1.  To elect a Board of Directors for the current year.

        2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

        3. To transact such other business as may be properly brought before the meeting.

    The foregoing items of business are more fully described in the proxy statement accompanying this notice.

    All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 14, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors.

                                          KENNETH B. ROSS
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Beaverton, Oregon
March 31, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE VOTED.

                              COFFEE PEOPLE, INC.

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

    The enclosed proxy is solicited by the Board of Directors of Coffee People, Inc. (the "Company"), to be used at the annual meeting of shareholders to be held on April 24, 1997, and at any and all adjournments thereof. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about April 4, 1997.

    The persons named in the enclosed proxy will vote in the manner directed, and in the absence of such direction will vote for the election of each of the named nominees for director and for ratification of the appointment of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment. "Abstentions" and "withheld" votes will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal. Broker non-votes will be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

    Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used. The Company's principal office is located at 15100 SW Koll Parkway, Suite J, Beaverton, Oregon 97006.

    The solicitation of proxies is being handled by the Company at its cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies.

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 is enclosed.

    A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB, FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO KENNETH B. ROSS, CHIEF FINANCIAL OFFICER AND SECRETARY, COFFEE PEOPLE, INC., 15100 SW KOLL PARKWAY, SUITE J, BEAVERTON, OREGON 97006.

                                 VOTING RIGHTS

    All holders of record of the Company's Common Stock ("Common Stock") at the close of business on March 14, 1997 will be entitled to vote in person or by proxy at the annual meeting. On that date, 3,241,591 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    A Board of five directors will be elected. The five nominees, Messrs. Roberts, Devine, Ferguson, Talboy and Ayer, are the current directors of the Company. All five of the nominees were elected as directors at the last annual meeting of shareholders.

    A quorum being present at the shareholder meeting, the five nominees for director receiving the most votes cast in person or by proxy will be elected as directors for the current year. There is no cumulative voting. Shareholders cannot vote for more than five directors. Directors will hold office until the next annual meeting of shareholders or until their successors are duly elected. All nominees for director have agreed to serve if elected. If any nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for such substitute nominee as may be designated by the Board of Directors.

    The Board of Directors met formally 3 times and acted by consent minutes 19 times during 1996. All directors attended each meeting of the Board and of each committee on which the director served.

BOARD COMMITTEES

    The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee's purposes are, among other things, to make recommendations concerning the selection of the Company's independent auditors, to review the independence of such auditors, to review the scope of services to be performed by the independent auditors, and to review internal accounting procedures and the implementation by the Company of recommendations made by the independent auditors. Mr. Talboy and Mr. Ayer serve on the Audit Committee, with Mr. Talboy acting as Chairman. The Audit Committee met once during 1996.

    The purposes of the Compensation Committee are to make recommendations to the Board of Directors with respect to executive compensation and to administer the Company's employee stock option plans. Mr. Ferguson, Mr. Talboy and Mr. Ayer serve on the Compensation Committee, with Mr. Talboy acting as Chairman. The Compensation Committee acted by consent minutes once during 1996.

    The Board of Directors does not have a nominating committee.

                               EXECUTIVE OFFICERS

    The executive officers of the Company as of the date of this proxy statement are as follows:

                                                                                                                  HAS SERVED
                                                                                                                     AS A
NAME                                              AGE                           OFFICE                            DIRECTOR(1)
------------------------------------------------  --- ----------------------------------------------------------  -----------
James L. Roberts................................  47  Chairman of the Board and Chief Executive Officer           Since 1992
Taylor H. Devine................................  56  President, Chief Operating Officer and Director             Since 1995
Kenneth B. Ross.................................  47  Chief Financial Officer and Secretary
Steven P. Crantz................................  41  Vice President--Development
Matthew J. Kimble...............................  45  Vice President--Human Resources
Jeffrey M. Ferguson(2)..........................  47  Vice President--Coffee and Director                         Since 1992
Gary G. Talboy(2)(3)............................  48  Director                                                    Since 1992
Douglas L. Ayer(2)(3)...........................  59  Director                                                    Since 1996

------------------------

(1) The directors hold office until the next annual meeting of shareholders or until their successors are duly elected.

(2) Member of Compensation Committee

(3) Member of Audit Committee

    Mr. Roberts opened the first Coffee People store with his wife, Patricia J. Roberts, in 1983. Mr. Roberts has served as Chief Executive Officer and as a director of the Company since it was organized in 1992, and was President of the Company from 1992 to September 1995. From 1982 until 1985, he was employed as inside sales manager of Coffee Bean International, Inc. Mr. Roberts received a B.A. in English from the University of Oregon in 1971 and attended its Master of Fine Arts program in creative writing until 1973.

    Mr. Devine joined Coffee People in September 1995 as President, Chief Operating Officer and a director. Mr. Devine served as President and a director of Takeout Taxi Holdings, Inc., a multi-restaurant marketing and delivery company, from January 1992 to September 1995. Mr. Devine continued to serve as a director of Takeout Taxi Holdings until his resignation in March 1997. From October 1987 until December 1991, Mr. Devine served in several capacities, including Vice President of International Operations, with Blockbuster Entertainment Corporation. Previously, Mr. Devine was founder, President and Chief Executive Officer of Inform, Inc. and served as Executive Vice President and Chief Operating Officer for Field Financial Corporation (dba Mrs. Fields Cookies) from August 1982 until December 1985. Mr. Devine received a B.A. from Hillsdale College in 1963 and an M.B.A. from the University of Chicago in 1991.

    Mr. Ross joined Coffee People in November 1993 as Chief Financial Officer. He was appointed Secretary in August 1996. From 1979 to November 1993, he engaged in the private practice of law in Portland, Oregon. He has also taught accounting and real estate classes at Portland State University. Mr. Ross received a B.S. degree in engineering from Oregon State University in 1971, an M.B.A. from the University of Southern California in 1973 and a J.D. from Lewis and Clark College, Northwestern School of Law in 1978. Mr. Ross is a Certified Public Accountant and an Attorney at Law.

    Mr. Crantz joined Coffee People in April 1996 as Vice President--Development. From October 1994 through March 1996 he was Vice President of Real Estate and Construction for Country Harvest Buffet Restaurants, Inc. From August 1993 through October 1994, Mr. Crantz served as President and Chief Executive Officer of American Capital Resources, Inc., a privately held business equipment financing firm. Mr. Crantz was a founder and served as Chairman from January 1992 through October 1994 of National Capital Services, a privately held firm providing management services to the FDIC and RTC in connection with managing assets from failed banks and thrifts. From January 1985 through January 1992, Mr. Crantz held various positions with Marriott Hotels and Resorts, including Vice President of Development, Divisional Vice President of Development for Courtyard by Marriott, and Divisional Vice President for Development for Fairfield Inn by Marriott. He received a B.B.A. from Pacific Lutheran University in 1977.

    Mr. Kimble joined Coffee People in January 1997 as Vice President--Human Resources. From February 1996 to January 1997, Mr. Kimble was Human Resources Manager for Thrifty Payless Drug Stores, and he served as that company's Human Resources Manager--Special Assignment from April 1994 to February 1996. From June 1991 to April 1994, Mr. Kimble was Employment Manager for Payless Drug Stores N.W.

    Mr. Ferguson has been a director and officer of the Company since it was organized in 1992. From 1985 until 1992, Mr. Ferguson was a 50% partner in the partnership that was the predecessor to the Company. Currently, Mr. Ferguson is primarily involved with Coffee Creations, Inc., a company which he co-founded in 1988 to develop specialty coffee beverages and products. Coffee Creations, Inc. competes from time to time with the Company in the development of new products and may compete with the Company in the future. He was a co-founder of Coffee Bean International, Inc., in which he served as Secretary-Treasurer from 1976 until 1991, when he and Mr. Talboy sold the business. He has been active with the Organic Crop Improvement Association and has been active in organic coffee certification efforts. He received a B.S. in English from Southern Oregon State College in 1971. Mr. Ferguson is a co-founder of the Specialty Coffee Association of America (the "SCAA") and has been active in that organization since 1982.

    Mr. Talboy has been a director of the Company since it started corporate operations in 1992. He was Secretary-Treasurer of the Company from 1992 to August 1996. From 1985 until 1992, Mr. Talboy was a 50% partner in the partnership that was the predecessor of the Company. Currently, Mr. Talboy is primarily active as a coffee industry consultant through his company, Specialty Coffee Consultants. Through his business, Mr. Talboy assists roasters in identifying sources for green coffee and in helping farmers in the coffee producing countries develop means of producing and marketing better quality green coffees. He is a co-founder of Coffee Bean International, Inc., in which he served as President from 1976 until he and Mr. Ferguson sold the business in 1991. Mr. Talboy is also a founding director of the SCAA and was selected by the SCAA as an industry representative to serve consecutive terms on the board of the Coffee Development Group, a United States organization funded by the International Coffee Organization. He received a B.S. in marketing from Southern Oregon State College in 1971.

    Mr. Ayer has been a director of the Company since January 1996, when International Capital Partners, Inc. ("ICP"), of which he is President and Managing Partner, represented investors in a private placement of Common Stock of the Company. Mr. Ayer has been associated with ICP since 1989 when it was founded. He serves on the board of directors of four private companies and two additional public companies, BioPool International Inc., a medical diagnostic test kit company, and Zila, Inc., a dental supply company. Prior to joining ICP, Mr. Ayer was Chief Executive Officer and a principal stockholder of Cametrics, Inc., a privately held manufacturer of custom fabricated engineered components. Mr. Ayer holds a B.S. cum laude from Princeton University and an M.B.A. from Harvard Business School.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by (a) the Company's Chief Executive Officer in 1995 and 1996, and (b) the Company's President and Chief Operating Officer in 1996. None of the Company's other executives received compensation in excess of $100,000 for services rendered to the Company in all capacities in 1995 or 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                         COMPENSATION
                                                                                                       ----------------
                                                                            ANNUAL COMPENSATION             AWARDS
                                                                        ----------------------------   ----------------
                                                                                       OTHER ANNUAL       SECURITIES
                                                                              SALARY   COMPENSATION       UNDERLYING
NAME AND PRINCIPAL POSITION                                             YEAR    ($)         ($)        OPTIONS/SARS (#)
----------------------------------------------------------------------  ----  -------  -------------   ----------------

James L. Roberts, Chairman of the Board and Chief Executive Officer     1996   79,689        *
                                                                        1995   74,682        *

Taylor H. Devine, President and Chief Operating Officer                 1996  150,000        *              63,000

------------------------

* Benefits and perquisites received totalled less than 10% of combined salary and bonus.

STOCK OPTION INFORMATION

    The following tables set forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Chief Executive Officer and its President and Chief Operating Officer during 1996 or were held by them at December 31, 1996:

                           OPTION/SAR GRANTS IN 1996

INDIVIDUAL GRANTS

                                                NUMBER OF
                                               SECURITIES       % OF TOTAL OPTIONS/    EXERCISE OR
                                           UNDERLYING OPTIONS/    SARS GRANTED TO         BASE         EXPIRATION
NAME                                          SARS GRANTED       EMPLOYEES IN 1996    PRICE ($/SH)        DATE
-----------------------------------------  -------------------  -------------------  ---------------  ------------

James L. Roberts.........................          --                   --                 --              --

Taylor H. Devine.........................         63,000(1)              31.94%       $  9.00/share     10/16/2006

------------------------

(1) Of these shares, 12,600 are exercisable and 12,600 will vest each October through 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND FY-END OPTIONS/SAR VALUES

                                                                NUMBER SECURITIES
                                                              UNDERLYING UNEXERCISED                 VALUE OF
                                                                     OPTIONS/                UNEXERCISED IN-THE-MONEY
                                                                SARS AT FY-END (#)          OPTIONS/SARS AT FY-END ($)
                                                            --------------------------  ----------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ---------------  -----------------

James L. Roberts..........................................      --            --              --                --

Taylor H. Devine..........................................      42,600        170,400             (1)               (1)

------------------------

(1) As of December 31, 1996, the exercise price of all of Mr. Devine's options exceeded the fair-market value of the Common Stock.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with James L. Roberts, its Chairman and Chief Executive Officer and Taylor H. Devine, its President and Chief Operating Officer.

    The agreement with Mr. Roberts is for a five-year term through December 31, 1997. The agreement provides for a base salary during 1997 of at least $83,459. The agreement may be terminated by either Mr. Roberts or the Company upon 21 days prior written notice. If the agreement is terminated by the Company without cause, Mr. Roberts is entitled to a payment of $25,000. The agreement may also be terminated without notice by the Company for cause.

    The agreement with Mr. Devine is for a five-year term, ending December 31, 2000. The agreement provides for a base annual salary of $150,000, with the potential for scheduled increases if certain annual sales targets are met. Bonuses are paid to Mr. Devine based on a percentage of the Company's pre-tax operating income, and based on certain pre-tax operating margin targets, as established by the Board of Directors. The agreement may be terminated by either Mr. Devine or the Company on 30 days prior written notice. In the event of termination by the Company without cause, Mr. Devine is entitled to receive payment of his base salary for a period of six months following termination, plus a prorated bonus accrued through the date of termination. The Company may also terminate the agreement without prior notice for cause. Upon termination for cause, or termination at the election of Mr. Devine, he is entitled to a severance payment of one month's base salary plus prorated bonus accrued to the date of termination.

                              CERTAIN TRANSACTIONS

    Effective January 4, 1993, the Company redeemed a total of 282,094.5 shares of Common Stock owned by each of Jeffrey M. Ferguson and Gary G. Talboy. The total purchase price was $500,750. As part of the consideration for the redemption, the Company gave promissory notes in the amount of $245,000 to each of Messrs. Ferguson and Talboy. Mr. Ferguson's note was prepaid in full in August 1995. A monthly payment in the amount of $2,975 is made to Mr. Talboy on his note, which bears interest at the rate of 2% over the prime rate of interest (10.25% at December 31, 1996). The principal amount of the note at March 1, 1997 was $174,318. Mr. Talboy's note may be prepaid in full at any time without penalty. His note is secured by substantially all of the Company's assets, including accounts receivable, inventories, trade fixtures and equipment, tangible and intangible personal property, after acquired property and the proceeds thereof. Mr. Talboy's security interest is subordinate to the security interest held by the Company's bank.

    Simultaneously, Messrs. Ferguson and Talboy each sold 281,219 shares of Common Stock (in the aggregate, 50% of the then outstanding shares) to James L. Roberts and Patricia J. Roberts. As part of the consideration for the purchase, Mr. and Mrs. Roberts gave each of Messrs. Ferguson and Talboy promissory notes in the original principal amount of $249,500. The promissory notes were restructured in September 1996, and Mr. Ferguson's note was paid in full in January 1997. Mr. Talboy's note bears interest at an annual rate ranging from a minimum of 6% to a maximum of 10%, depending on the annualized investment return on a certain investment account owned by Mr. and Mrs. Roberts.

    On December 31, 1993, Kenneth B. Ross, Chief Financial Officer and Secretary, exercised incentive stock options for 37,500 shares of Common Stock and paid for such shares by giving a promissory note to the Company in the amount of $83,333. The note bears interest at the rate of 8.5% per annum and is due on December 31, 1998. On January 17, 1995, Mr. Ross exercised incentive stock options for 26,250 shares of Common Stock and paid for such shares by giving promissory notes to the Company in the aggregate amount of $58,333. The notes bear interest at the rate of 8.5% per annum and are due December 31, 1999. The notes provide that in the event any of the stock is sold before the notes mature, all accrued interest and a pro rata portion of the principal balance must be paid.

    In January 1994, the Company entered into a lease agreement with Timothy M. O'Callaghan, then Vice President--Real Estate of the Company, for the lease of property at Southeast 102nd and Stark Streets, Portland, Oregon, where the Company now operates a Motor Moka drive-through store. The initial term of the lease is for a period of six years which expires on February 28, 2000. The lease automatically renews for an additional five-year period and contains one further renewal option to extend the term of the lease through October 16, 2008, unless the Company delivers notice that it is not exercising the renewal option. The sublease requires the Company to pay Mr. O'Callaghan monthly the sum of $2,677 plus one-half of the net profits from the operation of the store, in addition to amounts due under the ground lease underlying the Company's sublease, which amount is currently $1,895. For purposes of determining the profits under the sublease, the Company may offset a full allocable portion of corporate overhead expenses. These lease terms may not be as favorable to the Company as the Company might have been able to obtain from an unrelated third party.

    In 1996 the Company began purchasing cocoa mix and chocolate espresso bean packaging from Coffee Creations, Inc. ("Coffee Creations") an Oregon corporation owned in part by Mr. Ferguson. During 1996, Coffee People paid Coffee Creations, directly or through a third-party supplier, approximately $99,100 for cocoa mix and $6,200 for packaging of chocolate espresso beans. The Company continues to purchase cocoa mix from Coffee Creations. The supply relationship is based on the perceived quality of the product, and the Company could possibly obtain similar products from other suppliers at lower prices. The supply relationship is terminable by the Company at any time.

    Coffee People currently purchases all of its Black Tiger Sparkling Coffee from Coffee Creations. During 1995 and 1996, Coffee People paid Coffee Creations directly or through a third-party supplier approximately $8,500 and $9,100, respectively, for purchases of Black Tiger Sparkling Coffee. During 1996, sales of Black Tiger Sparkling Coffee were not material, and the Company does not consider itself to be materially dependent on Coffee Creations as the source for this product.

    On July 1, 1994, Mr. Talboy purchased the land and building on which the Company operates its Motor Moka drive-through espresso bar at 525 NE Grand Avenue, Portland, Oregon. Immediately following the closing of Mr. Talboy's purchase, the Company leased the property from Mr. Talboy under a 15-year lease that requires the Company to pay Mr. Talboy base rent of $6,375 per month. The lease provides for rent escalation in 2000 and annually thereafter based upon the increase in the consumer price index in effect at the end of 1997 and also requires the Company to pay all utilities, insurance, property taxes, and repairs and maintenance relating to the property. These lease terms may not be as favorable to the Company as the Company might have been able to obtain from an unrelated third party.

    The Company's retail store at 817 NW 23rd Avenue, Portland, Oregon is leased by Mr. Ferguson, Mr. Talboy and Mr. and Mrs. Roberts (dba Coffee People Immediate Care Center). The Company is permitted to operate at such location and makes all rental payments under the lease agreement for such location without incurring any additional obligation to the lessees. However, the Company has no written sublease agreement relating to the store.

    In January 1996, the Company issued a warrant to purchase 135,000 shares of Common Stock at an exercise price of $8.00 per share to ICP. The warrant is exercisable through the period ending September 30, 1997. Douglas L. Ayer, a director of the Company, is President and Managing Partner of ICP.

    The Company pays Mr. Talboy consulting fees of $1,000 per month for consulting services with respect to the Company's sourcing and supply of coffee.

                             PRINCIPAL SHAREHOLDERS

    The following table shows, as of March 14, 1997, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. To the Company's knowledge, each named beneficial owner has sole voting and investment power with respect to the shares listed except as indicated below.

                                                                                AMOUNT AND NATURE
                              NAME AND ADDRESS                                    OF BENEFICIAL        PERCENTAGE OF
                           OF BENEFICIAL OWNER(1)                                   OWNERSHIP          COMMON STOCK
----------------------------------------------------------------------------  ----------------------  ---------------

Zesiger Capital Group, LLC(2)...............................................            450,000               13.9%
320 Park Avenue
New York, New York, 10022

Fiduciary Trust Company International(3)....................................            407,400               12.6%
Two World Trade Center
New York, New York, 10048

Black & Company, Inc.(4)....................................................            395,899               12.2%
One SW Columbia Street
Suite 1200
Portland, Oregon, 97258

James L. Roberts(5).........................................................            387,500               12.0%

Patricia J. Roberts(6)......................................................            387,500               12.0%

Gary G. Talboy..............................................................            285,250                8.8%

Jeffrey M. Ferguson(7)......................................................            264,650                8.2%

Douglas L. Ayer(8)..........................................................            135,000                4.2%

Taylor H. Devine(9).........................................................             73,800                4.3%

All officers and directors as a group (7 persons)[(5)(7)(8)(9)(10)].........          1,245,530               38.4%

------------------------

(1) Unless otherwise indicated, the address for each person in this table is c/o Coffee People, Inc., 15100 SW Koll Parkway, Suite J, Beaverton, Oregon 97006.

(2) Consists of shares over which Zesiger Capital Group, LLC has dispositive power pursuant to authority granted by its investment clients. Zesiger Capital Group, LLC disclaims beneficial ownership of all such shares.

(3) Includes 80,000 shares over which Fiduciary Trust Company International shares the power to vote or to direct vote.

(4) Black & Company, Inc. owns 344,899 shares directly, and 51,000 indirectly through Black & Company Asset Management, a wholly-owned subsidiary of Black & Company, Inc. 275,450 shares are held in discretionary investment accounts, either by Black & Company, Inc. (224,450 shares or 7.0% of class) or Black & Company Asset Management (51,000 shares or 1.6% of class). None of the beneficial owners of such investment accounts holds in excess of 5% of the class of securities.

(5) Includes 193,750 shares owned by his wife, Patricia J. Roberts.

(6) Includes 193,750 shares owned by her husband, James L. Roberts.

(7) Includes 4,400 shares held in trusts for his children for which he serves as trustee.

(8) Includes 135,000 shares issuable upon exercise of a warrant owned by International Capital Partners, Inc., of which Mr. Ayer is President and Managing Partner. See "Certain Transactions."

(9) Includes 72,600 shares issuable upon exercise of stock options.

(10) Includes 15,000 shares issuable upon exercise of stock options held by certain executive officers.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10% shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10% shareholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.

    Based solely on the Company's review of the copies of such forms the Company received and written representations from its officers and directors, the Company believes that all required forms were timely filed during 1996.

                                   PROPOSAL 2
               RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS
                              FOR THE CURRENT YEAR

    The Board of Directors has selected Arthur Andersen as its independent public accountants for the current year. Arthur Andersen has been the principal accountant for the Company since 1993.

    Certified financial statements of the Company appear in the Company's 1996 Annual Report to Shareholders, a copy of which is enclosed with this proxy statement. Management recommends that shareholders ratify the appointment of Arthur Andersen as the Company's independent public accountants for the current year. A representative of Arthur Andersen will be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    Accounting services provided by Arthur Andersen during the year ended December 31, 1996 consisted of the audit of the financial statements of the Company, reviews of information in certain filings with the Commission, review of the Company's federal, state and local tax returns, and periodic consultation regarding accounting and financial matters.

    Approval of Proposal 2 will require that a quorum be present and that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal.

                             SHAREHOLDER PROPOSALS

    A proposal by a shareholder for inclusion in the Company' s proxy statement and form of proxy for the 1998 annual meeting of shareholders must be received by the Company at 15100 SW Koll Parkway, Suite J, Beaverton, Oregon 97006, attention: Secretary, on or before December 1, 1997 in order to be eligible for such inclusion.

                                 OTHER MATTERS

    While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than those set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.

                                          For the Board of Directors

                                          Kenneth B. Ross

                                          Chief Financial Officer and Secretary

Beaverton, Oregon

March 31, 1997

                              COFFEE PEOPLE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 1997

The undersigned hereby appoints Taylor H. Devine and Kenneth B. Ross, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Coffee People, inc. on April 24, 1997, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present.

Either or both of the proxies may exercise all powers granted hereby. The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.



PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

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                                                     Please mark your votes
                                                  as indicated in this example

                                                              / X /



VOTE FOR all nominees listed (except            WITHHOLD AUTHORITY
  as marked to the contrary below)        to vote for all nominees listed

             /    /                                   /    /


1. Election of Directors.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

              James L. Roberts                 Taylor H. Devine
              Jeffrey M. Ferguson              Gary G. Talboy
              Douglas L. Ayer


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997

                       FOR      AGAINST      ABSTAIN
                       / /        / /          / /


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.



Signature(s)                                         Dated              , 1997
            -------------------------------------         --------------


Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

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